 EX‑35.3

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under _the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1. A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review mid using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 23, 2016

1601 Washington Avenue ∙ Suite 700 ∙ Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 ∙ Fax: (305) 695-5601

Schedule I

WFCMT 2015-NXS3

Wells Fargo Commercial Mortgage Trust 2015-NXS3, Commercial Mortgage Pass Through Certificates,

Series 2015-NXS3

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst NY 14228

Don Simon

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Wells Fargo Securities, LLC

375 Park Avenue, 2nd Floor

J0127-023

New York NY 10152

A.J. Sfarra

Wells Fargo Securities, LLC

Wells Fargo Law Department

D1053-300

301 South College St.

Charlotte NC 28288

Jeff D. Blake

Wilmington Trust, N.A,

1100 North Market Street- 5th Floor

Wilmington, Delaware, 19890

Beverly D. Capers